EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of East West Bancorp, Inc. on Form S-8 of our report dated February 8, 2002 (February 21, 2002 as to Note 14), appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE, LLP

Deloitte & Touche, LLP

Los Angeles, California
June 28, 2002